As filed with the Securities and Exchange Commission on May 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	88-0812695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18803 Meisner Drive

San Antonio, Texas 78258

(Address of Principal Executive Offices)

Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan

Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan

(Full title of the plans)

Robert L.G. Watson

Chairman of the Board, President and Chief Executive Officer

Abraxas Petroleum Corporation

18803 Meisner Drive

San Antonio, Texas 78258

(Name and address of agent for service)

(210) 490-4788

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Gifford

Dykema Gossett PLLC

112 E Pecan Street, Suite 1800

San Antonio, Texas 78205

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Abraxas Petroleum Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (the “Employee Plan”), and the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (the “Directors Plan,” together with the Employee Plan, the “Incentive Plans”). The purpose of this Registration Statement is to register an additional 1,053,639 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) to be issuable under the Employee Plan and an additional 55,968 shares of Common Stock to be issuable under the Directors Plan, resulting in the registration of an additional 1,109,607 shares of Common Stock to be issuable under the Incentive Plans. The additional shares of Common Stock being registered by this Registration Statement were authorized for issuance under the Incentive Plans pursuant to the Incentive Plan Amendments (as defined below), approved by the stockholders of the Registrant on July 13, 2021.

Pursuant to General Instruction E of Form S-8, 1,109,607 shares of the Registrant’s Common Stock are hereby registered for issuance, as authorized by the Incentive Plans.

With respect to the Employee Plan, the Registrant previously registered shares of Common Stock issuable under the Employee Plan by filing with the SEC the following Registration Statements on Form S-8 on the dates, with the filing numbers, and for the purpose of registering the number of shares of Common Stock issuable under the Employee Plan set forth below:

●	File No. 333-135032, filed on June 15, 2006, registering 1,200,000 shares of Common Stock;
●	File No. 333-153635, filed on September 23, 2008, registering an additional 900,000 shares of Common Stock;
●	File No. 333-162358, filed on October 6, 2009, registering an additional 3,100,000 shares of Common Stock;
●	File No. 333-204744, filed on June 5, 2015, registering an additional 1,400,000 shares of Common Stock;
●	File No. 333-212341, filed on June 30, 2016, registering an additional 4,000,000 shares of Common Stock; and
●	File No. 333-219877, filed on August 10, 2017, registering an additional 2,000,000 shares of Common Stock.

With respect to the Directors Plan, the Registrant previously registered shares of Common Stock issuable under the Directors Plan by filing with the SEC the following Registration Statements on Form S-8 on the dates, with the filing numbers, and for the purpose of registering the number of shares of Common Stock issuable under the Directors Plan set forth below:

●	File No. 333-135032, filed on June 15, 2006, registering 900,000 shares of Common Stock;
●	File No. 333-168022, filed on July 8, 2010, registering an additional 600,000 shares of Common Stock;
●	File No. 333-204744, filed on June 5, 2015, registering an additional 400,000 shares of Common Stock; and
●	File No. 333-219877, filed on August 10, 2017, registering an additional 1,000,000 shares of Common Stock.

The contents of each of the Registration Statements on Form S-8 set forth above that were filed by the Registrant with respect to the Incentive Plans are incorporated herein by reference and made a part hereof.

On October 19, 2020, the Registrant’s Board of Directors effected a reverse stock split of the authorized, issued, and outstanding shares of the Common Stock at a ratio of 1‑for‑20, such that as of December 31, 2020, a total of 630,000 shares of the Common Stock were reserved under the Employee Plan and 145,000 shares of the Common Stock were reserved under the Directors Plan.

On April 14, 2021, the Board approved amendments to the Incentive Plans (the “Incentive Plan Amendments”) to, among other actions, increase the number of shares of Common Stock reserved for issuance under the Employee Plan to 1,683,639 and under the Directors Plan to 200,698. The Incentive Plan Amendments were approved by the Registrant’s stockholders at the Annual Meeting of Stockholders held on July 13, 2021.

The purpose of this Registration Statement is to register an additional 1,053,639 shares of Common Stock issuable under the Employee Plan and an additional 55,968 shares of Common Stock issuable under the Directors Plan for a combined additional 1,109,607 shares of Common Stock issuable under the Incentive Plans, as approved by the Incentive Plan Amendments.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the SEC, are hereby incorporated in this Registration Statement by reference as of their filing date with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;
●	Current Report on Form 8-K, filed with the SEC on January 1, 2022; and
●

The description of the Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.         Exhibits.

Exhibit No.

Exhibit No.
3.1	Amendment to Bylaws of the Registrant dated January 3, 2022. (Filed as Exhibit 3.2 to our Current Report on Form 8-K filed January 3, 2022).
4.1	Warrant to Purchase Common Stock issued to AG Energy Funding, LLC on August 11, 2020 (filed as Exhibit 10.1 to our Current Report on Form 8-K filed August 13, 2020).
4.2	Registration Rights Agreement dated August 11, 2020 by and between the Registrant and AG Energy Funding, LLC (Filed as Exhibit 10.2 to our Current Report on Form 8-K filed August 13, 2020).
5.1*	Opinion of Dykema Gossett PLLC.
10.1	Amended and Restated Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan. (Filed as Appendix A to our Proxy Statement filed on June 2, 2021).
10.2	Amended and Restated Abraxas Petroleum Corporation Non-Employee Directors Long-Term Equity Incentive Plan. (Filed as Appendix B to our Proxy Statement filed on June 2, 2021).
23.1*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).
23.2*	Consent of ADKF P.C.
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing fee table.

*Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 13, 2022.

ABRAXAS PETROLEUM CORPORATION

/s/ Robert L.G. Watson

President and Principal Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L.G. Watson and Todd Dittmann, and each of them, as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert L.G. Watson	President (Principal Executive Officer) and Director	May 13, 2022
Robert L.G. Watson

/s/ Steven P. Harris	Vice President, CFO (Principal Financial Officer)	May 13, 2022
Steven P. Harris

/s/ G. William Krog, Jr.	Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 13, 2022
G. William Krog, Jr.

/s/ Todd Dittmann	Chairman of the Board, Director	May 13, 2022
Todd Dittmann

/s/ Brian L. Melton	Director	May 13, 2022
Brian L. Melton

/s/ Damon Putman	Director	May 13, 2022
Damon Putman

/s/ Daniel Baddeloo	Director	May 13, 2022
Daniel Baddeloo